EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Helix BioMedix, Inc.:

We consent to the use of our report dated March 24, 2011, with respect to the balance sheets of Helix BioMedix, Inc. as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2010, incorporated herein by reference.

/s/ KPMG LLP

Seattle, Washington
August 12, 2011